SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nanosys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4182327

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2625 Hanover Street, Palo Alto, California 94304

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates (if applicable): 333-114735

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered

     Nanosys, Inc. (“Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-114735), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2004 or subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

     The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.1.1*	Amended and Restated Certificate of Incorporation to be in effect upon the closing of the offering
3.1.2*	Form of Fourth Amended and Restated Certificate of Incorporation to be in effect prior to effective time of the Registration Statement
3.2*	Bylaws of Registrant
3.2.1*	Amended and Restated Bylaws of Registrant to be in effect upon closing of the offering
4.1*	Form of Specimen Stock Certificate
4.2*	Second Amended and Restated Investors’ Rights Agreement by and between Registrant and the persons and entities listed on Exhibit A thereto, dated as of April 10, 2003
4.2.1*	Waiver of Right of First Offer and Amendment No. 1 to the Second Amended and Restated Investors’ Rights Agreement by and between Registrant, the Joining Parties, as defined therein, and the Majority Holders, as defined therein, dated as of September 4, 2003
4.2.2*	Joinder Agreement by and between Registrant, Silicon Valley Bank and the Majority Holders, as defined therein, dated as of May 17, 2002

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Nanosys, Inc. filed on April 22, 2004, as amended (File No. 333-114735).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 30, 2004	NANOSYS, INC.
	By:	/s/ Calvin Y. H. Chow
Calvin Y. H. Chow
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1.1*	Amended and Restated Certificate of Incorporation to be in effect upon the closing of the offering
3.1.2*	Form of Fourth Amended and Restated Certificate of Incorporation to be in effect prior to effective time of the Registration Statement
3.2*	Bylaws of Registrant
3.2.1*	Amended and Restated Bylaws of Registrant to be in effect upon closing of the offering
4.1*	Form of Specimen Stock Certificate
4.2*	Second Amended and Restated Investors’ Rights Agreement by and between Registrant and the persons and entities listed on Exhibit A thereto, dated as of April 10, 2003
4.2.1*	Waiver of Right of First Offer and Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement by and between Registrant, the Joining Parties, as defined therein, and the Majority Holders, as defined therein, dated as of September 4, 2003
4.2.2*	Joinder Agreement by and between Registrant, Silicon Valley Bank and the Majority Holders, as defined therein, dated as of May 17, 2002

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Nanosys, Inc. filed on April 22, 2004, as amended (File No. 333-114735).